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                                                                     EXHIBIT 4.4


                       1995 DIRECTORS' STOCK OPTION PLAN
                             OF ETEC SYSTEMS, INC.


     SECTION 1. ESTABLISHMENT AND PURPOSE.
     ------------------------------------

     The Plan was adopted by the Board on March 7, 1995, subject to approval by the Company's stockholders at the Annual Meeting of Stockholders on September 12, 1995. The purpose of the Plan is to promote the long-term success of the Company by (a) encouraging Non-employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention or Non-employee Directors with exceptional qualifications and (c) linking Non-employee Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for the grant of Non-statutory options to purchase shares of Common Stock.

     SECTION 2. DEFINITIONS.
     ----------------------

          (a)  "Board of Directors" shall mean the Board of Directors of the
                ------------------
Company, as constituted from time to time.

          (b)  "Code" shall mean the internal Revenue Code of 1986, as amended.
                ----
          (c)  "Company" shall mean Etec Systems, Inc., a Nevada Corporation, or
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any successor.

          (d)  "Exchange Act" shall mean the Securities and Exchange Act of
                ------------
1934, as amended.

          (e)  "Exercise Price" shall mean the amount for which one Share may be
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purchased upon exercise of an Option, as specified in Section 5(c) and in the applicable Stock Option Agreement.

          (f)  "Fair Market Value" shall mean (a) the closing price of a share
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of Common Stock on the principal exchange on which the shares are trading, on the day on which the Fair Market Value is determined, or (b) if the shares of Common Stock are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the closing price on the day on which the Fair Market Value is determined, or (c) if the shares are not traded on an exchange or quoted on the NASDAQ or a successor quotation system, the Fair Market Value of a share, as determined by the Committee in good faith.

          (g)  "Non-employee Director" shall mean a member of the Board of
                ---------------------
Directors (i) who is not and has never been an employee (within the meaning or section 3401(c) of the Code and the regulations thereunder) (A) of the Company,
(B) of a Subsidiary of the Company or (C) of
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an affiliate of the Company the meaning of the Securities Act of 1933) and (ii)
who is not prohibited under the terms of his or her employment from accepting the Options granted under this Plan.

          (h)   "Non-statutory Option" shall mean a stock option not described
                 --------------------
in section 422(b) or 423(b) of the Code.

          (i)   "Option" shall mean a Non-statutory Option granted under the
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Plan and entitling the holder to purchase Shares.

          (j)   "Optionee" shall mean an individual who holds an Option.
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          (k)   "Plan" shall mean this 1995 Directors' Stock Option Plan of Etec
                 ----
Systems, Inc., as amended pursuant to Section 8(b).

          (l)   "Service" shall mean service as a Non-Employee Director.
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          (m)   "Share" shall mean one share of Stock, as adjusted in accordance
                 -----
with Section 7 (if applicable).

          (n)   "Stock" shall mean the Common Stock of the Company.
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          (o)   "Stock Option Agreement" shall mean the agreement between the
                 ----------------------
Company and an Optionee which, subject to this Plan, contains the terms, conditions and restrictions pertaining to his or her Option.

          (p)   "Subsidiary" shall mean any corporation, if the Company and/or
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one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes or outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall he considered a Subsidiary commencing as of such date.

     SECTION 3. ADMINISTRATION.
     --------------------------

          (a)   Plan Administrator.  The Plan shall he administered by the Board
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of Directors.

          (b)   Board Responsibilities.  Subject to the provisions of the Plan
                ----------------------
and, as of any date that the Company becomes registered under Section 12 of the Exchange Act, the Rule 16b-3 requirements for "formula plans," the Board of Directors shall have full authority and discretion to take the following actions:

                (i)  To interpret the Plan and to apply its provisions;

                (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

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                (iii)  To authorize any person to execute, on behalf of the
Company, any instrument required to carry out the purposes of the Plan; and

                (iv) To take any other actions deemed necessary or advisable for the administration of the Plan.

     All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all other persons deriving their rights from an Optionee. No member of the Board of Directors shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any option.

     SECTION 4. STOCK SUBJECT TO PLAN.
     --------------------------------

          (a)   Basic Limitation.  Shares offered under the Plan shall be
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treasury Shares or authorized but unissued Shares. Subject to adjustment pursuant to Section 7, a total of 200,000 Shares are subject to Options and are available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the purposes of the Plan.

          (b)   Additional Shares.  In the event that any outstanding option for
                -----------------
any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of this Plan.

     SECTION 5. TERMS AND CONDITIONS OF OPTIONS.
     ------------------------------------------

          (a)   Stock Option Agreement.  Each grant of an Option shall he
                ----------------------
evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.

          (b)   Eligibility and Time of Grant.  Each Non-employee Director who
                -----------------------------
was a member of the Board on March 7, 1995 shall receive an Option covering 8,000 Shares on such date. Thereafter, each such Non-employee Director shall receive an option covering 3,000 Shares on the date of each succeeding Annual Meeting of Stockholders, on which he or she serves as a member of the Board of Directors. Each Non-employee Director who first joins the Board of Directors after March 7, 1995 shall receive an Option covering 8,000 Shares as of the first business day of his or her election to the Board of Directors. Thereafter, such Non-employee Director shall receive an Option covering 3,000 shares, on the date of each succeeding Annual Meeting of Stockholders provided he or she serves as a member of the Board of Directors on such date. (The number of Shares included in an Option shall be subject to adjustment under Section 7).

          (c)   Exercise Price.  The Exercise Price under each option shall be
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100 percent of the Fair Market value of the Shares subject to such Option on the date when such Option is granted.

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The entire Exercise Price of Shares issued under the Plan shall be payable in cash or by check when the Option is exercised, except as follows:

          (i) Payment may be made with Shares that have already been owned by the Optionee for more than six months and that are surrendered to the Company (in good form for transfer) in payment of all or part of the Exercise Price and any withholding taxes. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          (ii)   As of any date that the Company becomes registered under
Section 12 of the Exchange Act, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          (iii)  As of any date that the Company becomes registered under
Section 12 of the Exchange Act, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     (d)  Vesting.  Subject to the stockholder approval requirement of
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Subsection (h) below, each Option shall become exercisable as follows:

          (i) With respect to the Options covering 8,000 Shares, 4,000 Shares shall become exercisable one year from the date of grant and the remaining 4,000 Shares shall become exercisable on the second anniversary of the date of grant, if the Optionee remains in Service on such anniversary date.

          (ii) With respect to the Options covering 3,000 Shares, such option shall become exercisable the day prior to the Annual Meeting of Stockholders next following the date of grant, or, if earlier, the 365th day after the last Annual Meeting of Stockholders.

          (iii) Notwithstanding 5d(i) and (ii) above, all outstanding options shall immediately vest on the death or total disability of the Optionee.

     Notwithstanding the Service conditions in Subparagraph (i) (a) or (i) (b), if an Optionee is not in Service on the anniversary date because of removal from the Board of Directors, any Shares scheduled to become exercisable on the vesting date next following his or her removal shall nonetheless become exercisable.

     (e)  Term of Options.  Each Option shall expire on the 10th anniversary of
          ---------------
the date when such Option was granted.

     (f)  Termination of Service.  If an Optionee's Service terminates for any
          ----------------------
reason, then his or her Option shall expire one year from the date of termination. The Optionee may

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exercise all or part of his or her option at any time before its expiration under the preceding sentence, but only to the extent that such Option is exercisable in accordance with Section 5(d). The unexercisable balance of such Option shall lapse. In the event that the Optionee's service terminates because of his or her death or the Optionee dies after the termination of his or her service, but before the expiration of his or her Option, all or part of such option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such option directly from him or her by bequest, inheritance or beneficiary designation, but only to the extent that such Option is exercisable in accordance with Section 5(d).

          (g)  Non-transferability. During an Optionee's lifetime, his or her
               -------------------
Option shall be exercisable only by him or her and shall be non-transferable. In the event of an Optionee's death, his or her Option shall not be transferable other than by bequest, inheritance or beneficiary designation.

          (h)  Stockholder Approval. Subsection (d) above notwithstanding, no
               --------------------
Option shall be exercisable under any circumstances unless and until the Company's stockholders have approved the Plan.

     SECTION 6.  MISCELLANEOUS PROVISIONS.
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          (a)  No Rights as a Stockholder. An Optionee, or a transferee of an
               --------------------------
Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her option until such Optionee or transferee is entitled, pursuant to the terms of the Plan, to receive such Shares. No adjustment shall be made except as provided in Section 7.

          (b)  Restrictions on Issuance of Shares. Shares shall not be issued
               ----------------------------------
under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed. The Company may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act of 1933, as amended, the securities laws of any state or any other law.

          (c)  No Retention Rights. No provision of the Plan, nor any Option
               -------------------
granted under the Plan, shall be construed as giving any person the right to become or to be treated as a Non-employee Director or to remain a Non-employee Director.

     SECTION 7.  ADJUSTMENT OF SHARES.
     --------------------------------

          (a)  General.  In the event of a subdivision of the outstanding Stock,
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a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization

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or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of options available for future grants under Section 4, (ii) the number of Shares to be covered by each new Option under Section 5(d), (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

          (b)  Reorganizations. In the event that the Company is a party to a
               ---------------
merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration.

          (c)  Reservation of Rights. Except as provided in this Section 7, an
               ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     SECTION 8.  DURATION AND AMENDMENTS.
     -----------------------------------

          (a)  Term of the Plan. The Plan, as set forth herein, shall become
               ----------------
effective on March 7, 1995 subject to approval of the Company's stockholders. The Plan shall remain effective until it is terminated pursuant to Subsection
(b) below.

          (b)  Right to Amend or Terminate this Plan. The Board of Directors may
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amend the Plan at any time and from time to time, provided that, as of any date
                                    ------------
on which the Company becomes registered under Section 12 of the Exchange Act, the Board of Directors may amend the Plan no more than once every six months unless such amendment is required to comply with the Code, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Rights and obligations under any option granted before amendment of the Plan shall not be materially altered, or impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

          (c)  Effect of Amendment or Termination. No Shares shall be issued or
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sold under the Plan after termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

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                            AMENDMENT NO. 1 TO THE
                              ETEC SYSTEMS, INC.
                       1995 DIRECTORS' STOCK OPTION PLAN

     ETEC SYSTEMS, INC., having established the Etec Systems, Inc. 1995 Directors' Stock Option Plan (the "Plan"), hereby amends the Plan, effective as of March 29, 2000 as follows:

          1. Section 8 of the Plan is hereby amended in its entirety as follows:

              SECTION 8  TERM OF THE PLAN.  In connection with the merger
              ---------------------------
     (the "Merger") of Etec Systems, Inc. ("Etec") and Boston Acquisition Sub, Inc. ("Boston"), a Nevada corporation and a wholly-owned subsidiary of Applied Materials, Inc. ("AMAT"), Options previously granted to Optionees under the Plan that remain outstanding as of March 29, 2000 (the "Outstanding Options"), have been modified pursuant to the Agreement and Plan of Reorganization and Merger dated as of January 12, 2000 (the "Merger Agreement"), among Etec, Boston and AMAT, so as to be exercisable only into shares of common stock of AMAT, par value $0.01 per share (the "Stock"), all as set forth in the Merger Agreement and subject to its terms and conditions. Effective as of March 29, 2000, except with respect to the Outstanding Options, the Plan is terminated. Accordingly no Shares remain available for future grant under the Plan, other than pursuant to the Outstanding Options.

          2. Section 2.(n) of the Plan is amended in its entirety as follows:

              2.(n) "Stock" shall mean the Common Stock of Applied Materials,
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     Inc., a Delaware company.

          3. Section 3.(a) is hereby amended in its entirety to read as follows:

             3.(a) Plan Administrator. The Plan shall be administered by the
                   ------------------
     Stock Option and Compensation Committee of the Board of Directors of AMAT. As used throughout this Plan, the "Board" shall mean the Stock Option and Compensation Committee of the Board of Directors of AMAT.

          4. Section 4 is hereby amended in its entirety to read as follows:

             SECTION 4. STOCK SUBJECT TO PLAN.
             --------------------------------

             AMAT has reserved such number of Shares as are necessary to satisfy the Outstanding Options.

          5. Section 5(b) is hereby amended in its entirety to read as follows:

             (b) No Further Option Grants.  Effective March 29, 2000, except
                 ------------------------
          with respect to the Outstanding Options, the Plan is terminated. Accordingly, no further Options shall be granted under the Plan. Optionees holding Outstanding Options may continue to exercise such Outstanding Options in accordance with their terms, subject to the terms and conditions of the Merger Agreement.

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     IN WITNESS WHEREOF, Etec Systems, Inc., by the officer identified below, who has been duly authorized by the Board of Directors of the Company, has executed this Amendment No. 1 on the date indicated below.

                                            ETEC SYSTEMS, INC.

                                            By:_____________________

                                            Title:__________________

                                            Date:___________________

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